Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: May 14, 2015

XENIA HOTELS & RESORTS REPORTS FIRST QUARTER 2015 RESULTS

Orlando, FL – May 14, 2015 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the three months ended March 31, 2015. The Company’s results include the following:

	For the three months ended March 31,
	2015	2014	Change
	($ in millions except per share share/unit data)
Same-Property Number of Hotels	46	46
Same-Property Occupancy	73.9%	75.6%	(2.3%)
Same-Property Average Daily Rate(1)	$182.16	$173.39	5.1%
Same-Property RevPAR(1)	$134.59	$131.13	2.6%
Same-Property Hotel EBITDA(2)	$69,881	$65,033	7.5%
Same-Property Hotel EBITDA Margin(2)	30.7%	29.6%	112	bps

Adjusted EBITDA(2)	$64,727	$56,155	15.3%
Adjusted FFO(2)	$50,787	$41,052	23.7%
Adjusted FFO per diluted share(2)	$0.45	$0.36	24.2%
Net (loss) income to common shareholders(3)	$(14,866)	$2,319	(741.1%)
Net (loss) income to common shareholders per diluted share(3)	$(0.13)	$0.02	(743.5%)

(1)	Three months ended March 31, 2014 is unadjusted for changes resulting from the adoption of the 11th edition of the Uniform System of Accounts for the Lodging Industry (“USALI”).
(2)	See tables later in this press release for reconciliations from net income (loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Funds From Operations (“FFO”), Adjusted FFO, and Adjusted FFO per share/unit. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures.
(3)	Includes $25.3 million of one-time general and administrative expenses. See accompanying notes to the combined consolidated financial statements in the Company’s Form 10Q for more detail.

“Same-Property” results include the results for all hotels owned as of March 31, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and exclude the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which were disposed of in 2014. Results also include renovation and remediation disruption, and exclude the NOI guaranty payment at one hotel.

The Company’s historical financial statements have been “carved out” of InvenTrust Properties Corp.’s (“InvenTrust”) financial statements and reflect significant assumptions and allocations from those financial statements, such as allocations of corporate debt, shared services functions, employee-related costs and other corporate overhead. Based on these presentation matters, these financial statements may not be comparable to prior periods.

First Quarter 2015 Highlights

•	Separation from InvenTrust: The Company successfully completed the spin-off from its former parent InvenTrust (formerly Inland American Real Estate Trust, Inc.) on February 3.

•	Listing of Shares on the NYSE: The Company began trading on the New York Stock Exchange under the symbol “XHR” on February 4 and rang The Opening Bell to celebrate the first day of trading.

•	Completion of Tender Offer: The Company completed its “Dutch Auction” self-tender offer on March 5 and accepted for purchase 1.8 million shares at $21.00 per share for a total purchase price of $36.9 million.

•	Same-Property RevPAR: Same-Property RevPAR increased 2.6% from the first quarter in 2014 to $134.59, reflecting a 5.1% increase in ADR partially offset by a 2.3% decrease in occupancy. The Company estimates USALI reclassifications negatively impacted RevPAR growth by a minimum of 100 bps. The Company also estimates that RevPAR growth was negatively impacted by approximately 300 bps year-over-year due to the renovation disruption at three of its largest hotels.

•	Same-Property Hotel EBITDA Margin: Same-property hotel EBITDA margin was 30.7%, an increase of 112 basis points from the same period in 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $64.7 million.

•	Adjusted FFO: Adjusted FFO available to common stockholders per diluted share was $0.45.

•	Dividends: The Company declared a pro rata quarterly dividend of $0.1457 per share on March 13, which represents an anticipated regular quarterly dividend of $0.23 per share prorated for the period from completion of separation from InvenTrust and the last day of the first quarter. The dividend was paid on April 15, 2015.

•	Capital Investments: The Company invested $16.4 million in its hotels and completed two significant capital projects. The Hyatt Regency Santa Clara and the Aston Waikiki Beach Resort projects were completed during the quarter and, among other projects, the Company also created three new rooms at the Hyatt Regency Orange County. The Marriott San Francisco Airport Waterfront renovation progressed significantly, with full completion, including the addition of three guest rooms, anticipated in the second quarter of 2015.

“We are pleased with our first quarter results, and more specifically with our ADR growth of 5.1% and strong-flow through at the hotel level.” said Marcel Verbaas, President and Chief Executive Officer of Xenia Hotels & Resorts. “Our strong year-over-year ADR growth helped offset a slight decrease in occupancy due to several significant capital investment projects ongoing throughout the quarter. We are optimistic as we look forward to the remainder of 2015 and are confident in our ability to take advantage of continued positive lodging industry dynamics.”

During the first quarter, the Company had total general and administrative expenses of $7.0 million, which includes $1.7 million of amortization of share-based compensation for management and the board of directors. In addition, the Company had $25.3 million of one-time expenses associated with the separation from InvenTrust, listing on the NYSE, completion of the Dutch tender offer and other start-up costs incurred while transitioning to an independent, publicly-traded company.

Also during the first quarter, the Company recorded business interruption insurance proceeds of $3.7 million related to the estimated losses at the Andaz Napa, which was impacted by the August 2014 earthquake in Northern California. The Company anticipates receiving approximately $5.0 to $6.0 million of business interruption insurance proceeds for losses suffered in 2014. The Company has spent approximately $7.3 million through the end of the first quarter to remediate the damage at the two hotels, all of which is expected to be reimbursed through property insurance proceeds.

Hotels Under Development

The Grand Bohemian Charleston, a 50-room Autograph Collection hotel located in Charleston, South Carolina in which Xenia owns a 75% interest, is expected to open in the third quarter of 2015. Total costs to develop the hotel are estimated to be approximately $30 million, of which $23.9 million has been incurred to date.

The Grand Bohemian Mountain Brook, a 100-room Autograph Collection hotel located in an upscale suburb of Birmingham, Alabama in which Xenia owns a 75% interest, is expected to open in the fourth quarter of 2015. Total costs to develop the hotel are estimated to be approximately $43 million, of which $27.3 million has been incurred to date.

Capital Investments

The Company invested $16.4 million of capital in its hotels during the first quarter 2015 (excluding expenditures to remediate the Napa earthquake damage) and completed two significant capital projects. The Hyatt Regency Santa Clara completed a $7.6 million guest room renovation and the Aston Waikiki Beach Resort completed a $2.3 million pool deck renovation, both of which were started in the fourth quarter of 2014. The $18.3 million Marriott San Francisco Airport Waterfront renovation has also been underway since the fourth quarter of 2014, and significant progress has been made on its guest room renovation and bathroom conversion project, with full completion and the addition of three guest rooms anticipated in the second quarter of 2015. Additionally during the quarter, the Company created three new rooms at the Hyatt Regency Orange County as a result of conversion of a former general manager’s apartment.

Balance Sheet

As of March 31, 2015, the Company had total outstanding debt of $1.2 billion, with no outstanding borrowings on its $400 million senior unsecured credit facility and a weighted average interest rate of 4.01%. Total net debt to trailing 12 month pro forma Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.7x as of March 31, 2015. As of March 31, 2015, the Company had $238.1 million of cash and cash equivalents.

2015 Outlook and Guidance

The Company’s outlook for 2015 is based on the current economic environment, incorporates all expected renovation disruption, assumes no acquisitions or dispositions, and includes the completion of its two development properties, both of which are anticipated in the second half of the year. The Company’s 2015 capital expenditure range includes the renovation projects during the quarter, but excludes earthquake damage remediation at the Andaz Napa. The Company’s financial expectations for 2015 are as follows:

	Low End	High End
	($ in millions)

RevPAR growth	5.0%	7.0%

Adjusted EBITDA	$275.0	$295.0

Adjusted FFO	$212.0	$232.0

Capital Expenditures	$50.0	$60.0

First Quarter 2015 Earnings Call

The Company will conduct its quarterly conference call on Thursday, May 14, 2015 at 11:00 AM eastern time. To participate in the conference call, please dial (888) 317-6016. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the company’s website for 90 days.

About Xenia Hotels & Resorts, Inc.

Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. As of March 31, 2015 we owned 46 hotels, comprising 12,639 rooms, across 19 states and the District of Columbia, and had a majority interest in two hotels under development. Our hotels are primarily operated by industry leaders such as Marriott®, Hilton®, Hyatt®, Starwood®, Kimpton®, Aston®, Fairmont® and Loews®, as well as leading independent management companies, under various nationally recognized brands. For more information on our business, refer to the company website at www.xeniareit.com.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 317-6950

For additional information or to receive press releases via email, please visit our website at

www.xeniareit.com

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Xenia Hotels & Resorts, Inc.

Combined Condensed Consolidated Balance Sheets

As of March 31, 2015 and December 31, 2014

($ amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Investment properties:
Land	$337,093	$338,313
Building and other improvements	2,727,741	2,710,647
Construction in progress	50,840	39,736

Total	$3,115,674	$3,088,696
Less: accumulated depreciation	(541,245)	(505,986)

Net investment properties	$2,574,429	$2,582,710
Cash and cash equivalents	238,132	163,053
Restricted cash and escrows	82,944	87,296
Accounts and rents receivable, net of allowance of $285 and $251, respectively	35,032	26,504
Intangible assets, net of accumulated amortization of $14,567 and $15,143, respectively	63,303	64,541
Deferred tax asset	443	2,393
Other assets	36,124	29,254

Total assets (including $52,097 and $41,054, respectively, related to consolidated variable interest entities)	$3,030,407	$2,955,751

Liabilities
Debt	$1,178,213	$1,295,048
Accounts payable and accrued expenses	80,036	88,356
Distributions payable	16,270	—
Other liabilities	53,749	51,426

Total liabilities (including $35,309 and $27,679, respectively, related to consolidated variable interest entities)	$1,328,268	$1,434,830
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 125 shares issued and outstanding as of March 31, 2015 and 0 shares authorized, issued or outstanding as of December 31, 2014	$—	$—
Common stock, $0.01 par value, 500,000,000 shares authorized, 111,664,641 issued and outstanding as of March 31, 2015 and 100,000 shares authorized, 1,000 issued and outstanding as of December 31, 2014	1,117	—
Additional paid in capital	1,992,080	1,781,427
Distributions in excess of retained earnings	(295,297)	(264,161)

Total Company stockholders’ equity	$1,697,900	$1,517,266

Non-controlling interests	4,239	3,655

Total equity	$1,702,139	$1,520,921

Total liabilities and equity	$3,030,407	$2,955,751

See accompanying notes to the combined condensed consolidated financial statements in the Company’s Form 10-Q

Xenia Hotels & Resorts, Inc.

Combined Condensed Consolidated Statements of Operations

For the three months ended March 31, 2015 and 2014

($ amounts in thousands, except per share data, and unaudited)

	For the three months ended
	March 31, 2015	March 31, 2014
Revenues:
Room revenues	$153,090	$146,482
Food and beverage revenues	62,253	57,612
Other revenues	12,531	14,431

Total revenues	$227,874	$218,525

Expenses:
Room expenses	35,187	33,144
Food and beverage expenses	40,187	39,117
Other direct expenses	4,265	8,158
Other indirect expenses	53,258	50,312
Management and franchise fees	11,451	12,306

Total hotel operating expenses	144,348	143,037
Depreciation and amortization	36,387	33,884
Real estate taxes, personal property taxes and insurance	12,193	10,818
Ground lease expense	1,275	1,054
General and administrative expenses	7,045	5,459
Business management fees	—	1,474
Acquisition transaction costs	29	1,120
Provision for asset impairment	—	2,998
Separation and other start-up related expenses	25,296	—

Total expenses	$226,573	$199,844

Operating income	$1,301	$18,681

Other income	2,582	125
Interest expense	(13,181)	(14,448)
Equity in losses and gain on consolidation of unconsolidated entity, net	—	4,248

(Loss) income before income taxes	$(9,298)	$8,606

Income tax expense	(5,079)	(1,919)

Net (loss) income from continuing operations	$(14,377)	$6,687

Net (loss) from discontinued operations	(489)	(4,368)

Net (loss) income	$(14,866)	$2,319

Net (loss) income per share available to common stockholders, basic and diluted	$(0.13)	$0.02

Weighted average number of common shares basic and diluted	112,964,557	113,397,997

See accompanying notes to the combined condensed consolidated financial statements in the Company’s Form 10-Q

Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to an investor regarding results of operations, in evaluating and facilitating comparisons of operating performance between periods and between REITs by removing the impact of capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and along with FFO and Adjusted FFO, it is used by management in the annual budget process for compensation programs.

The Company further adjusts EBITDA for certain additional items such as hotel property acquisitions and pursuit costs, amortization of share-based compensation, equity investment adjustments, the cumulative effect of changes in accounting principles, impairment of real estate assets, operating results from properties sold and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes Adjusted EBITDA provides investors with another financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.

FFO and Adjusted FFO

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and joint ventures, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains (losses) from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs.

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO such as hotel property acquisition and pursuit costs, amortization of debt origination costs and share-based compensation, operating results from properties that are sold and other expenses it believes do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of operating performance.

Xenia Hotels & Resorts, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

For the three months ended March 31, 2015 and 2014

($ amounts in thousands, except per share data, and unaudited)

	For the three months ended March 31,
	2015	2014
Net (loss) income	$(14,866)	$2,319
Adjustments:
Interest expense	13,181	14,448
Interest expense from unconsolidated entity	—	34
Interest expense from discontinued operations	—	7,808
Income tax expense	5,079	1,919
Depreciation and amortization related to investment properties	36,387	33,884
Depreciation and amortization related to investment in unconsolidated entity	—	102
Depreciation and amortization of discontinued operations	—	12,602

EBITDA	$39,781	$73,116
Reconciliation to Adjusted EBITDA
Impairment of investment properties	—	2,998
Loss on extinguishment of debt	105	—
Gain on consolidation of investment in unconsolidated entity	—	(4,481)
Acquisition and pursuit costs	29	1,120
Amortization of share-based compensation expense	1,674	—
Gain from excess property insurance recovery	(276)	—
Business interruption proceeds net of hotel related expenses (1)	(2,324)	—
EBITDA adjustment for three hotels sold in 2014 (2)	(47)	(555)
EBITDA adjustment for Suburban Select Service Portfolio (3)	489	(16,043)
Other non-recurring expenses (4)	25,296	—

Adjusted EBITDA	$64,727	$56,155

(1)	The business interruption insurance recovery for the three months ended March 31, 2015 was $3.7 million, which is net of hotel $1.4 million related expenses, attributable to the two hotels impacted by the August 2014 Napa Earthquake.
(2)	The following three hotels were disposed of in 2014: Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus.
(3)	On November 17, 2014, InvenTrust sold the Suburban Select Service Portfolio for an aggregate gross disposition price of $1.1 billion. Prior to the sale transaction, the Company oversaw the Suburban Select Service Portfolio. This sale reflected a strategic shift and had a major impact on our consolidated financial statements; therefore the operations of these 52 hotels are reflected as discontinued operations on the combined condensed consolidated statements of operations for the three months ended March 31, 2015 and 2014.
(4)	For the three months ended March 31, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal, audit fees and other professional fees, costs related to the Tender Offer described in Note 10 in the combined condensed consolidated financial statements as of March 31, 2015 and 2014, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company.

Xenia Hotels & Resorts, Inc.

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO

For the three months ended March 31, 2015 and 2014

($ amounts in thousands, except per share data, and unaudited)

	For the three months ended March 31,
	2015	2014
Net (loss) income	$(14,866)	$2,319
Adjustments:
Depreciation and amortization related to investment properties	36,387	33,884
Depreciation and amortization related to investment in unconsolidated entity	—	102
Depreciation and amortization of discontinued operations	—	12,602
Impairment of investment property	—	2,998
Gain on consolidation of investment in unconsolidated entity	$—	$(4,481)

FFO	$21,521	$47,424

Reconciliation to Adjusted FFO
Loss on extinguishment of debt	$105	$—
Acquisition and pursuit costs	29	1,120
Loan related costs (1)	1,169	1,150
Amortization of share-based compensation expense	1,674	—
Income tax related to restructuring (2)	2,875	—
Business interruption proceeds net of hotel related expenses (3)	(2,324)	—
Less FFO adjustment for three hotels sold in 2014 (4)	(47)	(407)
Less FFO adjustment for Suburban Select Service Portfolio (5)	489	(8,235)
Other non-recurring expenses (6)	25,296	—

Adjusted FFO	$50,787	$41,052

(1)	Loan related costs included amortization of debt discounts, premiums and deferred loan origination costs.
(2)	For the three months ended March 31, 2015, the Company recognized income tax expense of $5.1 million, of which $2.9 million related to a gain on the transfer of a hotel between legal entities resulting in a more optimal structure in connection with the Company’s intention to elect to be taxed as a REIT.
(3)	The business interruption insurance recovery for the three months ended March 31, 2015 was $3.7 million, which was net of $1.4 million hotel related expenses, attributable to the two hotels impacted by the August 2014 Napa Earthquake.
(4)	The following three hotels were disposed of in 2014: Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus.
(5)	On November 17, 2014, InvenTrust sold the Suburban Select Service Portfolio for an aggregate gross disposition price of $1.1 billion. Prior to the sale transaction, the Company oversaw the Suburban Select Service Portfolio. This sale reflected a strategic shift and had a major impact on our consolidated financial statements; therefore the operations of these 52 hotels are reflected as discontinued operations on the combined condensed consolidated statements of operations for the three months ended March 31, 2015 and 2014.
(6)	For the three months ended March 31, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal, audit fees and other professional fees, costs related to the Tender Offer described in Note 10 in the combined condensed consolidated financial statements as of March 31, 2015 and 2014, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company.

Xenia Hotels & Resorts, Inc.

Debt Summary as of March 31, 2015

($ in thousands)

	Rate Type (a)	Rate		Fully Extended Maturity Date (b)	Outstanding as of March 31, 2015
Mortgage Loans
Hilton Garden Inn Washington DC Downtown	Fixed	5.45%		October 2015	$55,500
Hilton Garden Inn Chicago North Shore/Evanston	Fixed	5.94%		June 2016	18,699
Grand Bohemian Hotel Orlando	Fixed	5.82%		October 2016	50,059
Marriott Woodlands Waterway Hotel & Convention Center	Fixed	4.50%		December 2016	73,695
Renaissance Atlanta Waverly Hotel & Convention Center	Fixed	5.50%		December 2016	97,000
Renaissance Austin Hotel	Fixed	5.51%		December 2016	83,000
Hyatt Regency Orange County	Fixed	5.25%		January 2017	62,693
Residence Inn Boston Cambridge	Fixed	5.50%		February 2017	30,591
Courtyard Pittsburgh Downtown	Fixed	4.00%		March 2017	23,097
Hampton Inn & Suites Denver Downtown	Fixed	5.25%		March 2017	13,552
Marriott Griffin Gate Resort & Spa	Variable	2.68%		March 2017	34,920
Marriott San Francisco Airport Waterfront	Fixed	5.40%		April 2017	53,449
Courtyard Birmingham Downtown at UAB	Fixed	5.25%		April 2017	13,577
Hilton University of Florida Conference Center Gainesville	Fixed	6.46%		February 2018	27,775
Residence Inn Denver City Center	Variable	2.43%		April 2018	45,210
Bohemian Hotel Savannah Riverfront	Variable	2.53%		December 2018	27,480
Fairmont Dallas	Variable	2.18%		April 2019	56,727
Andaz Savannah	Variable	2.18%		January 2020	21,500
Hotel Monaco Denver	Variable	2.28%		January 2020	41,000
Andaz Napa	Variable	2.28%		March 2020	30,500
Marriott Dallas City Center	Variable	2.43%		May 2020	40,090
Marriott Charleston Town Center	Fixed	3.85%		July 2020	17,108
Hyatt Regency Santa Clara	Variable	2.18%		September 2020	60,200
Grand Bohemian Charleston - Kessler JV(c)	Variable	2.68%		November 2020	14,203
Loews New Orleans Hotel	Variable	2.53%		November 2020	37,500
Grand Bohemian Mountain Brook - Kessler JV(d)	Variable	2.68%		December 2020	14,477
Hotel Monaco Chicago	Variable	2.43%		January 2021	26,000
Westin Galleria & Oaks Houston	Variable	3.33%		May 2021	110,000

Total Mortgage Loans		4.01	% (f)		$1,179,602
Mortgage Loan Premium / (Discounts)(e)					(1,389)
Line of Credit					—

Total Debt					$1,178,213

(a)	Floating index is one month LIBOR. The Company does not have any hedging instruments in place.
(b)	Loan extension is at the discretion of Xenia. The majority of loans require minimum Debt Service Coverage Ratio and/or Loan to Value maximums and payment of extension fee.
(c)	The project construction loan has a total available balance of $20.0 million.
(d)	The project construction loan has a total available balance of $26.3 million.
(e)	Loan premiums/(discounts) on assumed mortgages recorded in purchase accounting.
(f)	Weighted average interest rate.

Xenia Hotels & Resorts, Inc.

Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin

($ in thousands and unaudited)

	For the three months ended March 31,
	2015	2014	Change
Revenues:
Room revenues	$153,090	$149,125	2.7%
Food and beverage revenues	62,253	56,951	9.3%
Other revenues	12,398	13,887	(10.7%)

Total revenues	$227,741	$219,963	3.5%

Expenses:
Room expenses	$35,188	$33,938	3.7%
Food and beverage expenses	40,185	38,479	4.4%
Other direct expenses	4,265	8,284	(48.5%)
Other indirect expenses	53,301	50,040	6.5%
Management and franchise fees	11,452	12,197	(6.1%)
Real estate taxes, personal property taxes and insurance	12,194	10,770	13.2%
Ground lease expense	1,275	1,222	4.3%

Total hotel operating expenses	$157,860	$154,930	1.9%

Hotel EBITDA	$69,881	$65,033	7.5%

Hotel EBITDA Margin	30.7%	29.6%	112	bps

(1)	“Same-Property” results include the results for all hotels owned as of March 31, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and exclude the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which were disposed of in 2014. Results also include renovation and remediation disruption, and exclude the NOI guaranty payment at one hotel.

Xenia Hotels & Resorts, Inc.

Same-Property(1) Hotel Statistical Data by Geography

(unaudited)

	As of March 31, 2015
	Number of	Number of
	Hotels	Rooms
Region
South Atlantic
(Incl. Georgia, Florida, Maryland, Virginia, West Virginia, and Washington, D.C.)	15	3,269
West South Central
(Incl. Louisiana and Texas)	9	3,339
Pacific
(Incl. California and Hawaii)	7	3,062
Mountain
(Incl. Arizona, Colorado, and Utah)	5	1,016
Other
(Incl. Alabama, Kentucky, Illinois, Iowa, Massachusetts, Missouri, and Pennsylvania)	10	1,953

Total	46	12,639

	For the three months ended March 31,
	2015			2014			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Region
South Atlantic	77.4%	$179.70	$139.17	77.4%	$171.25	$132.47	5.1%
West South Central	75.4%	$194.69	$146.79	76.7%	$186.83	$143.38	2.4%
Pacific	71.4%	$191.65	$136.77	79.4%	$180.94	$143.70	(4.8%)
Mountain	80.7%	$178.33	$143.95	80.9%	$164.60	$133.19	8.1%
Other	65.7%	$148.77	$97.81	62.1%	$140.34	$87.18	12.2%

Total	73.9%	$182.16	$134.59	75.6%	$173.39	$131.13	2.6%

(1)	“Same-Property” results include the results for all hotels owned as of March 31, 2015, except for the two hotels under development, include periods prior to the Company’s ownership of the Aston Waikiki Beach Resort, and exclude the results of operations of the Crowne Plaza Charleston, Doubletree Suites Atlanta Galleria, and Holiday Inn Secaucus, all of which were disposed of in 2014. Results also include renovation and remediation disruption, and exclude the NOI guaranty payment at one hotel.